Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of GH Research PLC of our report dated March 5, 2026 relating to the financial statements, which appears in GH Research PLC’s Annual Report on Form 20-F for the year ended December 31, 2025.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Dublin, Ireland May 14, 2026